UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 12, 2009
ARIAD Pharmaceuticals, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-21696 (Commission File Number)	22-3106987 (I.R.S. Employer Identification No.)

26 Landsdowne Street, Cambridge, Massachusetts (Address of principal executive offices)	02139 (Zip Code)
Registrant’s telephone number, including area code: (617) 494-0400
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.02	Results of Operations and Financial Condition.
In a press release dated February 12, 2009, ARIAD Pharmaceuticals, Inc. (the “Company”) announced financial results for the fourth quarter and year ended December 31, 2008. The press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein. Except for the information set forth under the headings “Financial Guidance for 2009,” “Upcoming Medical Meeting” and “Upcoming Investor Meetings,” the information contained in the press release shall be considered “filed” under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and shall be incorporated by reference into filings of the Company under the Securities Act of 1933, as amended (the “Securities Act”).

ITEM 7.01	Regulation FD Disclosure.
In the press release dated February 12, 2009, the Company provided financial guidance for 2009 and provided information on upcoming medical and investor meetings. The information set forth under the headings “Financial Guidance for 2009,” “Upcoming Medical Meeting” and “Upcoming Investor Meetings” in the press release is being furnished pursuant to this Item 7.01 of this Current Report on Form 8-K, and shall not be incorporated by reference in any filing under the Securities Act, except as shall be expressly set forth by specific reference in such filing.

ITEM 9.01	Financial Statements and Exhibits.
(d) Exhibits.

Exhibit
Number	Description

99.1	Press release dated February 12, 2009.
Except for the information set forth under the headings “Financial Guidance for 2009,” “Upcoming Medical Meeting” and “Upcoming Investor Meetings,” the information contained in Exhibit 99.1 shall be considered “filed” under the Exchange Act and shall be incorporated by reference into filings of the Company under the Securities Act. The information set forth under the headings “Financial Guidance for 2009,” “Upcoming Medical Meeting” and “Upcoming Investor Meetings” in Exhibit 99.1 is being furnished and shall not be incorporated by reference in any filing under the Securities Act, except as shall be expressly set forth by specific reference in such filing.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARIAD Pharmaceuticals, Inc.
By:	/s/ Edward M. Fitzgerald
Edward M. Fitzgerald Senior Vice President, Chief Financial Officer
Date: February 12, 2009

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